Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Effective February 1, 2021, CorEnergy Infrastructure Trust, Inc., (“CorEnergy” or the “Company”) acquired a 49.50 percent interest in Crimson Midstream Holdings, LLC (“Crimson”), with the right to acquire the remaining 50.50 percent interest, in exchange for a combination of cash on hand of approximately $74.6 million (after giving effect to initial working capital adjustments), commitments to issue new common and preferred equity with a fair value of $115.3 million (also after giving effect to the initial working capital adjustments), contribution of the Grand Isle Gathering System, LP (“GIGS”) to the sellers with a fair value of $48.9 million and $105.0 million in new term loan and revolver borrowings (the “Crimson Credit Facility”), all as detailed further below (the “Crimson Transaction”). The preliminary fair value of the aggregate consideration is $343.8 million, subject to certain post-closing purchase price adjustments.

Crimson owns indirectly an approximately 2,000-mile crude oil transportation pipeline system, including approximately 1,300 active miles, and associated storage facilities located in southern California and the San Joaquin Valley. The pipeline network provides a critical link between California crude oil production and California refineries. The California Public Utility Commission (“CPUC”) regulates the rates and administration of the transportation tariffs which comprise the majority of Crimson’s revenue generating activities.

To effect the Crimson Transaction, the Company entered into and consummated a Membership Interest Purchase Agreement (the “MIPA”) with CGI Crimson Holdings, L.L.C. (“Carlyle”), Crimson, and John D. Grier (“Grier”). Pursuant to the terms of the MIPA, the Company acquired all of the Class C Units of Crimson owned by Carlyle, which represents 49.50 percent of all of the issued and outstanding membership interests of Crimson, in exchange for $66.0 million in cash and the transfer to Carlyle of the Company’s interest in GIGS. The MIPA also contains standard representations, warranties, covenants and indemnities. The Company’s interest was acquired with an effective date of February 1, 2021, as contemplated by the parties and documented in the First Amendment to the MIPA.

As described above, a portion of the consideration paid to Carlyle pursuant to the MIPA was the transfer of the Company’s interest in GIGS. In connection with that disposition, the Company and Grand Isle Corridor, LP, the Company’s subsidiary (“Grand Isle”), entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with Energy XXI GIGS Services, LLC, Energy XXI Gulf Coast, Inc. and CEXXI, LLC (the “EXXI Entities”). Energy XXI GIGS Services, LLC (“EGC Tenant”) was the tenant under the Lease Agreement, dated June 30, 2015 with Grand Isle (the “GIGS Lease”). Grand Isle initially received a Guaranty dated June 22, 2015 from Energy XXI Ltd. in connection with the original purchase of the GIGS, which was assumed by Energy XXI Gulf Coast, Inc., as guarantor of the obligations of EGC Tenant pursuant to the terms of the Assignment and Assumption of Guaranty and Release dated December 30, 2016 (as assigned and assumed, the “Tenant Guaranty”). Pursuant to the terms of the Settlement Agreement, the Company and Grand Isle released the EXXI Entities for any and all claims, except for the Environmental Indemnity under the GIGS Lease, which shall survive, and the EXXI Entities released the Company and Grand Isle from any and all claims. As previously disclosed in the Company’s periodic reports, the Company had initiated litigation to enforce its rights under the GIGS Lease, including for non-payment of rent. The parties have agreed to jointly dismiss such litigation in connection with the Settlement Agreement. Additionally, the GIGS Lease and Tenant Guaranty were cancelled and terminated.

The following unaudited pro forma combined statement of operations is based on our historical consolidated financial statements as adjusted to give effect to the Crimson Transaction, GIGS disposition and Settlement Agreement, and related debt financing which were effective as of February 1, 2021 (collectively the “Crimson Transaction Adjustments”). The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 gives effect to the Crimson Transaction Adjustments as if they had occurred on January 1, 2020. Refer to the Company’s Form 8-K/A, filed on April 22, 2021, for additional details including pro forma combined financial information.

Exhibit 99.4

The pro forma financial information has been prepared by CorEnergy for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2020. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what CorEnergy’s consolidated statement of operations or consolidated statement of financial condition actually would have been had the Crimson Transaction and other transaction adjustments been completed as of the dates indicated or will be for any future periods. These adjustments are based on preliminary estimates and will be different from the adjustments based on final acquisition accounting when it is completed, and these differences could be material.

The unaudited pro forma combined financial statements and accompanying notes have also been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”), including the acquisition method of accounting. The accounting principles are consistent with those used in the audited CorEnergy consolidated financial statements and the related notes included in the 2020 Form 10-K as filed with the SEC on March 4, 2021 and the audited Combined Carve-Out Financial Statements of Crimson California and the related notes included in Exhibit 99.1 to Amendment No. 1 to the Current Report on Form 8-K/A, filed on April 22, 2021, to CorEnergy’s Current Report on Form 8-K filed on February 10, 2021. The financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial information.

Exhibit 99.4
CorEnergy Infrastructure Trust, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
For the six months ended June 30, 2021

	Historical		Transaction Accounting Adjustments
		Crimson California
	CorEnergy	as Adjusted (Note 2)
	Six Months Ended	One Month Ended					CorEnergy
	June 30, 2021	January 31, 2021	Crimson California		GIGS		Pro Forma
Revenue
Lease revenue	$1,176,000	$227,050	$—		$—		$1,403,050
Transportation and distribution revenue	49,395,482	8,531,615	—		—		57,927,097
Pipeline loss allowance subsequent sales	3,991,255	—	—		—		3,991,255
Other revenue	774,339	29,358	—		—		803,697
Total Revenue	55,337,076	8,788,023	—		—		64,125,099

Expenses
Transportation and distribution expenses	25,706,007	4,279,536	—		—		29,985,543
Pipeline loss allowance subsequent sales cost of revenue	3,172,502	—	—		—		3,172,502
General and administrative	15,218,447	6,065,147	—		(102,267)	(4a)	20,833,575
					(130,045)	(4b)
					(183,953)	(4c)
					(33,754)	(4d)
Depreciation, amortization and accretion expense	6,646,783	762,640	144,367	(3a)	(6,505,598)	(4e)	1,048,192
Loss on impairment and disposal of leased property	5,811,779	—	—		(5,811,779)	(4f)	—
Loss on termination of lease	165,644	—	—		(165,644)	(4g)	—
Total expenses	56,721,162	11,107,323	144,367		(12,933,040)		55,039,812
Operating income (loss)	(1,384,086)	(2,319,300)	(144,367)				9,085,287
Other Income (Expense)
Net distributions and other income	362,819	—	—		—		362,819
Reimbursable project gains	—	4,537	—		—		4,537
Interest expense	(6,226,710)	(1,547,662)	1,547,662	(3b)	—		(6,725,650)
			(416,395)	(3c)
			(82,545)	(3c)
Loss on extinguishment of debt	(861,814)	—	—		—		(861,814)
Gain on sale of assets	—	72,260	—		—		72,260

Exhibit 99.4

	Historical		Transaction Accounting Adjustments
		Crimson California
	CorEnergy	as Adjusted (Note 2)
	Six Months Ended	One Month Ended				CorEnergy
	June 30, 2021	January 31, 2021	Crimson California	GIGS		Pro Forma
Total Other Income (Expense)	(6,725,705)	(1,470,865)	1,048,722	—		(7,147,848)
Income (loss) before income taxes	(8,109,791)	(3,790,165)	904,355	12,933,040		1,937,439
Taxes
Current tax expense	48,241	—	—	—		48,241
Deferred tax expense	108,822	—	—	—		108,822
Income tax expense, net	157,063	—	—	—	(4h)	157,063
Net Income (loss)	$(8,266,854)	$(3,790,165)	$904,355	$12,933,040		$1,780,376
Less: Net loss attributable to non-controlling interest	3,620,178	—	—	—		3,620,178
Net income (loss) attributable to CorEnergy Stockholders	(11,887,032)	(3,790,165)	904,355	12,933,040		(1,839,802)
Preferred dividend requirements	4,619,344	—	—	—		4,619,344
Net Loss attributable to Common Stockholders	$(16,506,376)	$(3,790,165)	$904,355	$12,933,040		$(6,459,146)

Loss Per Common Share:
Basic	$(1.21)					$(0.47)
Diluted	$(1.21)					$(0.47)
Weighted Average Shares of Common Stock Outstanding:
Basic	13,655,617					13,655,617
Diluted	13,655,617					13,655,617
Dividends declared per share	$0.05					$0.05
See accompanying Notes to the Pro Forma Combined Financial Statements

Exhibit 99.4

Note 1 - Basis of Presentation

The CorEnergy historical information has been derived from CorEnergy’s unaudited historical financial statements for the six months ended June 30, 2021. The Crimson historical information has been derived from Crimson’s unaudited financial statements for the one month ended January 31, 2021. Crimson is also referred to as “Crimson California” in reference to historical periods for the entity. Certain of CorEnergy’s and Crimson California’s historical amounts have been reclassified to conform to CorEnergy’s financial statement presentation as discussed further in Note 2. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements and related notes thereto of CorEnergy and Crimson California. The pro forma combined statement of operations gives effect to the acquisition as if it had been completed on January 1, 2020. The acquisition and the related adjustments are described in the accompanying notes to the unaudited pro forma combined financial statements. In the opinion of CorEnergy’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. The pro forma financial statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the acquisition had occurred on the dates indicated, nor are they indicative of CorEnergy’s future financial position or results of operations.

As of February 1, 2021, CorEnergy holds a 49.50 percent interest in Crimson and Grier and Grier members hold the remaining 50.50 percent interest. Crimson is a variable interest entity (“VIE”) as the legal entity is structured with non-substantive voting rights resulting from (i) the disproportionality between the voting interests of its members and certain economics of the distribution waterfall in the Third Amended and Restated Limited Liability Agreement (“Third LLC Agreement”) and (ii) the de facto agent relationship between CorEnergy and Grier, who was appointed to CorEnergy’s Board of Directors upon closing of the Crimson Transaction. As a result of this related party relationship, substantially all of Crimson’s activities either involve or are conducted on behalf of CorEnergy that has disproportionately few voting rights, including Grier as a de facto agent. CorEnergy was determined to be the entity “most closely associated” with the VIE. Therefore, CorEnergy is the primary beneficiary and will consolidate Crimson. Grier’s 50.50 percent interest is reflected as a non-controlling interest in the pro forma financial information. The unaudited pro forma combined financial statements have been prepared based on the Company’s consolidation conclusions for Crimson.

Note 2 - Reclassifications and Conforming Accounting Policies

The unaudited pro forma combined financial statements have been adjusted to reflect reclassifications of Crimson California’s financial statements to conform to CorEnergy’s financial statement presentation. These reclassification adjustments include the following:

Exhibit 99.4

	One Month Ended January 31, 2021
	Crimson California Historical	Reclassification Adjustments	Crimson California As Adjusted
Revenue
Transportation revenue	$8,531,615	$(8,531,615)	$—
Transportation and distribution revenue	—	8,531,615	8,531,615
Storage lease revenue	223,650	(223,650)	—
Lease revenue	—	227,050	227,050
Other revenue	32,758	(3,400)	29,358
Total Revenue	8,788,023	—	8,788,023

Expenses
Cost of revenue (exclusive of items shown separately below)	4,366,710	(4,366,710)	—
Transportation and distribution expenses	—	4,279,536	4,279,536
Depreciation and accretion expense	762,640	(762,640)	—
Depreciation, amortization and accretion expense	—	762,640	762,640
Total cost of revenue	5,129,350	(87,174)	5,042,176

Impairment of property and equipment	—	—	—
General and administrative	6,317,286	(252,139)	6,065,147
Total operating expenses	11,446,636	(339,313)	11,107,323
Operating loss	(2,658,613)	339,313	(2,319,300)

Reimbursable project gains	4,537	—	4,537
Gain on sale of assets	72,260	—	72,260
Interest expense	(1,547,662)	—	(1,547,662)
Affiliate management fee	339,313	(339,313)	—
Net Loss	$(3,790,165)	$—	$(3,790,165)

Note 3 - Crimson Transaction Accounting Adjustments - Acquisition and Financing

In addition to the reclassification adjustments in Note 2, the pro forma financial statements reflect adjustments to (i) reflect the refinancing of Crimson California’s debt and (ii) include the estimated direct transaction costs.

A. Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the six months June 30, 2021, as if the Crimson Transaction occurred on January 1, 2020.

The adjustments to the unaudited pro forma combined statement of operations for the six months ended June 30, 2021 are as follows:

(3a) This adjustment reflects pro forma increase to depreciation, amortization and accretion expense, based on the preliminary purchase price allocation of the estimated fair value of the property and equipment acquired and related useful lives.

Exhibit 99.4

Useful Lives
Crude oil pipelines - trunk	35 years
Crude oil pipelines - gathering	15 years
Rights of way	Indefinite
Tanks	35 years
Pumping Equipment	15 years

(3b) These adjustments reflect the removal of Crimson’s credit facility interest which was refinanced as part of the transaction.

(3c) These adjustments reflect the interest expense of $416 thousand plus amortization of financing costs associated with the new credit facility of $83 thousand. A +/- 12.5 basis point increase in the 1-month LIBOR rate results in a $11 thousand increase in interest expense.

Note 4 - Transaction Accounting Adjustments - Grand Isle Gathering System

A.Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2021, as if the sale of the Grand Isle Gathering System occurred on January 1, 2020.

The adjustments to the unaudited pro forma combined statement of operations for the six months ended June 30, 2021 are as follows:

(4a) This adjustment reflects the pro forma decrease in the management fee expense under the Management Agreement between the Company and the Manager of $102 thousand due to a reduction in the assets under management resulting from the GIGS sale.

(4b) This adjustment reflects the pro forma decrease in general and administrative expense of $130 thousand, primarily for legal and consulting costs related to the litigation with the EGC Tenant and the asset impairment.

(4c) This adjustment reflects the elimination of depreciation, amortization, and accretion expense of $184 thousand as a result of the sale of GIGS and termination of the GIGS Lease.

(4d) This adjustment reflects general and administrative expenses such as director fees.

(4e) This adjustment reflects the elimination of depreciation, amortization, and accretion expense of $6.5 million as a result of the sale of GIGS and termination of the GIGS Lease.

(4f) The amount of loss on impairment and disposal of leased property, excluding the asset retirement obligation was $5.8 million during the six months ended June 30, 2021. If the transaction would have occurred January 1, 2020, the amount of loss on impairment and disposal of leased property, excluding the asset retirement obligation would have been $12.5 million. The difference of $6.6 million is due to depreciation realized since January 1, 2020.

(4g) This adjustment reflects the pro forma write-off of the deferred lease costs of $166 thousand associated with the termination of the GIGS Lease, which results in a pro forma loss on termination of the lease.

(4h) CorEnergy operates as a real estate investment trust (“REIT”) and therefore, the pro forma adjustments to the combined statement of operations for this transaction do not have an impact on income taxes.

Exhibit 99.4
Note 5 - General and Administrative

General and administrative expense includes $5.7 million of non-recurring transaction costs including $1.2 million of transaction bonus and related payroll taxes, $3.2 million of accounting, consulting, and legal fees, and $1.3 million in director and officer insurance expense.

Note 6 - Crimson California Other Information

For the six months ended June 30, 2021, the volume associated with the Crimson California combined historical financial statements was 193,174 barrels per day.

Note 7 - Pro Forma Loss Per Share

Pro forma net loss per common share is determined by dividing the pro forma net loss attributable to common stockholders, adjusted for the non-controlling interest in Crimson California, and the impact from the transaction and other transaction adjustments outlined above by the weighted average common stock outstanding to determine both the basic and diluted net loss per common share. The pro forma adjustments do not impact the weighted average shares of common stock outstanding.

Pro Forma Loss per Share	Six Months Ended June 30, 2021
Net income attributable to CorEnergy stockholders	$(1,839,802)
Less: Preferred dividend requirements	4,619,344
Net loss attributable to common stockholders	$(6,459,146)
Weighted average shares - basic	13,655,617
Basic loss per share	$(0.47)

Net loss attributable to common stockholders (from above)	$(6,459,146)
Weighted average shares - diluted	13,655,617
Diluted loss per share	$(0.47)